Exhibit 10.3.5

CAPITAL ONE FINANCIAL CORPORATION

2004 Stock Incentive Plan

Nonqualified Stock Option Agreement

No. of Shares Subject to Option: %TOTAL_SHARES_GRANTED%-%

THIS AGREEMENT (this “Agreement”), dated May 11, 2011 (the “Date of Grant”) between CAPITAL ONE FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and %%FIRST_NAME%-% %%LAST_NAME%-% (“Optionee”), is made pursuant and subject to the provisions of the Company’s 2004 Stock Incentive Plan, as amended and restated (the “Plan”), and all capitalized terms used herein that are defined in the Plan shall have the same meaning given them in the Plan unless otherwise defined herein:

W I T N E S S E T H:

1. Grant of Options. Pursuant and subject to the terms and conditions of the Plan, this Agreement and the Election Form, dated as of the Date of Grant, executed by Optionee (the “Election Form”), the Company hereby grants to Optionee, options to purchase from the Company (each an “Option,” collectively, the “Options”) all or any part of an aggregate of %%TOTAL_SHARES_GRANTED%-% shares of common stock of the Company, $.01 par value per share at the purchase price per share of $%%OPTION_PRICE%-% (the “Option Price”), being not less than 100% of the Fair Market Value per share on the Date of Grant, such Options to be exercisable as hereinafter provided. The Options shall be nonqualified options that do not receive favorable tax treatment under Section 422 of the Internal Revenue Code.

In satisfaction of a condition of the grant of the Options, Optionee has agreed to forgo that amount of compensation from the Company that Optionee has designated in the Election Form, in the manner designated in such Election Form.

2. Terms and Conditions. The Options evidenced by this Agreement are subject to the following terms and conditions:

(a) Expiration Date. The Options shall expire on May 10, 2021 (the “Expiration Date”), unless earlier terminated as provided for herein.

(b) Transferability.

(i) Except as provided in the following sentence, the Options shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of Optionee, may be exercised only by Optionee, except as provided in Section 3 below. The Options (or any portion thereof) may be transferred by the Optionee to (1) the spouse, children or grandchildren of Optionee (“Immediate Family Members”); (2) a trust or trusts for the exclusive benefit of Optionee and/or such Immediate Family Members; or (3) a partnership in which Optionee and/or such Immediate Family Members are the only partners; provided that (a) no consideration is paid to the Optionee in connection with the transfer; (b) in the event of a transfer to an individual, the Options are exercisable, during the original transferee’s lifetime, only by the transferee or by his or her guardian or legal representative; (c) following such transfer, Optionee retains no interest or reversion in the Options (or the underlying Shares upon exercise) and has no right to alter or amend the Options or revoke the transfer; and (d) subsequent transfer of the Options by the transferee (excluding transfers by will or by the laws of descent and distribution) is prohibited. Following transfer, the Options shall continue to be subject to the same terms and conditions as were applicable to the Options immediately before transfer (including terms and conditions based on the status of Optionee as a Director of the Company); provided that, where appropriate, all references in this Agreement to “Optionee” shall be deemed to refer to the transferee.

(ii) Promptly upon transfer of any Options, the Optionee shall deliver written notice of the transfer to the Company’s executive compensation team at the Company’s headquarters in McLean, Virginia. That written notice shall identify the transferee and the effective date of the transfer.

(iii) If the sale to the transferee of the Shares issuable upon exercise of the Options is not registered under the Securities Act of 1933, as amended, the Company, in its sole discretion, may condition such sale upon such terms and requirements as it deems appropriate to comply with applicable law.

(c) Vesting of Options. Subject to the provisions of Section 3 below, the Options shall become exercisable in full on the first anniversary of the Date of Grant. Notwithstanding the foregoing, the Options shall become fully exercisable if a Change of Control occurs, as defined in the Plan, or upon termination of Optionee’s service as a Director for any reason other than by removal for cause.

(d) Method of Exercising and Payment for Shares.

(i) The Options may be exercised by delivering a notice of intent to exercise to the Company’s designated stock option broker. Contact information for the Company’s current stock option broker may be obtained from the Corporate Secretary’s Office in McLean, VA. Such notice shall be accompanied by payment of the Option Price in full by cash (which shall include payment by check, bank draft or money order payable to the order of the Company). Optionee may by election substitute for all or any portion of the cash payment, the delivery of Shares that Optionee owns (valued at their Fair Market Value on the date of exercise) that are duly endorsed for transfer, or Optionee may exercise the Options by means of a “cashless exercise” pursuant to which Shares may be issued directly to Optionee’s designated broker/dealer upon receipt by the Company of the Option Price in cash from such broker/dealer.

(ii) The exercise date will be the date upon which all of the procedures have been completed by the Optionee, or such later date as agreed to by the Optionee and the Company or its designated agent.

3. Exercise Following Termination of Service as a Director. As set forth in Section 2(c) above, and notwithstanding any other provisions herein, the Options shall become fully exercisable upon termination of Optionee’s service as a Director for any reason, other than by removal for cause, or if a Change of Control occurs. The Optionee, or any transferee as described in Section 2(b) above, may exercise any outstanding Options at any time following such termination (but no later than the Expiration Date). If Optionee’s service as a Director of the Company or any Subsidiary terminates for cause, Optionee shall forfeit all rights under the Options, and any unexercised Options, whether or not vested, shall be forfeited and cancelled.

4. Governing Law. This Agreement shall be governed by federal law and, to the extent not preempted thereby, by the laws of the State of Delaware.

5. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, except terms otherwise defined herein, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

6. Bound by Plan. In consideration of the grant of the Options, Optionee agrees to comply with such conditions as the Board of Directors or the Committee may impose on the exercise of the Options and be bound by the terms of the Plan.

7. Tax Obligations Upon Exercise. The exercise of the Options is subject to the payment by the Optionee of all applicable federal, state and local taxes. Optionee is required to make arrangements for the payment of all applicable withholding taxes directly to the appropriate taxation authority.

8. Binding Effect. This Agreement shall be binding upon, enforceable against, and inure to the benefit of Optionee, his legatees, distributees, transferees, and personal representatives, and the Company and its successors and assigns.

Optionee represents that he/she is familiar with the terms of the Plan and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Options. By accepting this Agreement, Optionee confirms the accuracy of the statement set forth in the first sentence of this paragraph and evidences Optionee’s acceptance of and agreement to be bound by the terms of this Agreement and the Plan.

IN WITNESS WHEREOF, CAPITAL ONE FINANCIAL CORPORATION has caused this Agreement to be signed on its behalf, and Optionee has affixed his signature hereto.

CAPITAL ONE FINANCIAL CORPORATION

Mayo Shattuck III
Chairman, Compensation Committee